UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

______________________

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) As described further in Item 5.07 below, the bye-laws of IHS Markit Ltd. (the “Company”) were amended and restated in the form of the Company’s Amended and Restated Bye-laws, which are filed as Exhibit 3.1 hereto and incorporated by reference herein (the “Amended and Restated Bye-laws”). The Amended and Restated Bye-laws were approved by the Company’s board of directors and its shareholders and became effective at the close of the Company’s 2019 Annual General Meeting of Shareholders (the “Annual Meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 11, 2019, the Company held the Annual Meeting at the Company’s corporate headquarters in London, United Kingdom.

At that meeting, the shareholders considered and acted upon four proposals pursuant to the Notice of Annual General Meeting of Shareholders and as described in more detail in the Company’s definitive proxy statement for the Annual Meeting dated February 27, 2019 (the “Proxy Statement”).

Of 424,625,307 common shares (including 25,219,470 common shares held by Markit Group Holdings Limited Employee Benefit Trust (the “EBT”)) eligible to vote as of February 14, 2019 (the “Record Date”), the holders of record of 385,153,998 common shares were represented at the meeting either in person or by proxy, constituting quorum. As disclosed in the proxy statement, the EBT voted the common shares held by the EBT on each proposal at the Annual Meeting in accordance with the percentages voted by other holders of common shares on such proposal.

Proposal 1: Election of Directors

By the final vote described below, the shareholders elected the following individuals as Class II directors to serve until the 2020 Annual General Meeting of Shareholders or until their respective offices shall otherwise be vacated pursuant to the Company’s bye-laws.

Director	For	Against	Abstain	Broker Non-Votes
Jean-Paul L. Montupet	369,269,379	1,141,829	53,640	14,689,150
Richard W. Roedel	348,204,706	22,204,920	55,222	14,689,150
James A. Rosenthal	370,008,517	402,236	54,095	14,689,150
Lance Uggla	361,098,675	8,744,103	622,070	14,689,150

Proposal 2: Approval of the Appointment of Independent Registered Public Accountants

By the final vote described below, the shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants until the close of the next Annual General Meeting of Shareholders and authorized the Company’s Board of Directors, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.

For	Against	Abstain	Broker Non-Votes
381,152,210	3,952,965	48,823	—

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers

By the final vote described below, the shareholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
362,840,110	7,558,999	65,739	14,689,150

Proposal 4: Approval of Amendments to the Company’s Bye-laws to implement “proxy access” and related changes

By the final vote described below, the shareholders approved amendments to the Company’s bye-laws to implement “proxy access” and related changes as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
369,439,532	950,654	74,662	14,689,150

With the approval of Proposal 4 by shareholders of the Company, the Amended and Restated Bye-laws became effective at the close of the Annual Meeting.

Item 8.01 Other Events

As previously disclosed by the Company on February 20, 2019, Mr. Balakrishnan S. Iyer retired from the Company’s board of directors effective as of April 11, 2019. The board of directors reduced its size to 11 directors upon Mr. Iyer’s retirement, based on the recommendation of its nominating and governance committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1   Amended and Restated Bye-laws of IHS Markit Ltd. (Effective as of April 11, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 12, 2019	By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel